UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Todd Yoder Appointment to Chief Financial Officer

On April 8, 2025, Shimmick Corporation (the “Company”) announced the appointment of Todd Yoder as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective April 14, 2025. Immediately prior to the effectiveness of Mr. Yoder’s appointment, Amanda Mobley will step down from her role as the Company’s Interim Chief Financial Officer and has been appointed to Chief Accounting Officer.

Mr. Yoder, has served as Executive Vice President and Chief Financial Officer at S&B USA since September 2023. Prior to S&B, from May 2011 to September 2023, he served as a Corporate Finance Executive at Fluor Corporation working in global finance across business segments, including infrastructure, transportation, heavy civil, energy and chemicals, nuclear, government, mining and metals, advanced manufacturing, and life sciences. Prior to that, beginning in 2005, Mr. Yoder held finance leadership roles with Elevance Health, Zimmer Biomet, and Capitol Bancorp Ltd. Mr. Yoder has an undergraduate degree from both Indiana University and Goshen College and an MBA from the University of Notre Dame.

Todd Yoder Offer Letter

In connection with Mr. Yoder’s appointment as Chief Financial Officer, the Company provided an offer letter, dated as of March 18, 2025, which provides for the following key compensation and benefits:

•
annual base salary of $450,000;
•
eligibility for an annual cash bonus under the Company’s Annual Incentive Bonus Plan with a target award equal to 90% of base salary and a guaranteed minimum award equal to 70% of base salary (the “2025 Minimum Bonus”), based upon annual performance targets established by the Board (or the Compensation Committee thereof);
•
a $125,000 cash sign-on bonus (the “Cash Sign-On Bonus”), which includes relocation expenses, payable in the first pay period 30 days after April 14, 2025. If Mr. Yoder voluntarily leaves the Company or is terminated for cause within 12 months of April 14, 2025, Mr. Yoder shall repay the full amount of the Cash Sign-On Bonus, less any tax withheld at the time of payment, within 60 days of the separation;
•
(i) an equity sign-on bonus consisting of a one-time grant of restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan (“EIP”) with a fair market value on the date of grant equal to $100,000 (the “Sign-On Bonus RSUs”) and (ii) an annual grant of RSUs under the EIP with a fair market value on the date of grant equal to $250,000 (the “Annual Grant RSUs”). The Sign-On Bonus RSUs will vest on the first anniversary of the grant date and the Annual Grant RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date, each subject to Mr. Yoder’s continued employment with the Company through the vesting date; and
•
expense reimbursement and participation in the Company’s retirement, health and welfare, vacation and other benefit programs.

Mr. Yoder will also enter into the Company’s standard form of indemnification agreement for directors and officers, a form of which was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A on October 24, 2023.

There are no arrangements or understandings between Mr. Yoder and any other persons pursuant to which he was elected as an officer or director of the Company. There are also no family relationships between Mr. Yoder and any director or executive officer of the Company. Mr. Yoder has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 8, 2025, the Company issued a press release announcing Mr. Yoder’s appointment as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto. This information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Offer Letter, between Shimmick Corporation and Todd Yoder, dated March 18, 2025
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shimmick Corporation

Date: April 8, 2025	By:	/s/ John Carpenter
John Carpenter
Executive Vice President and General Counsel